EXHIBIT 5.1

May 10, 2016

Amyris, Inc.

5885 Hollis Street, Ste. 100

Emeryville, California 94608

Ladies and Gentlemen:

We deliver this opinion with respect to certain matters in connection with the offering by Amyris, Inc., a Delaware corporation (the “Company”), of $15,000,000 in aggregate principal amount of the Company’s convertible notes (the “Notes”) and shares (the “Shares”) of the Company’s Common Stock, par value $0.0001 per share (the “Common Stock”), which are issuable upon conversion of, and as principal payments upon, the Notes pursuant to a Securities Purchase Agreement, dated May 10, 2016, between the Company and a private investor (the “Purchase Agreement”). We have examined the Registration Statement on Form S-3 (File No. 333-203216) filed by the Company with the Securities and Exchange Commission (the “Commission”) on April 2, 2015, as subsequently amended on April 9, 2015, and declared effective on April 15, 2015 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), the prospectus contained within the Registration Statement (the “Base Prospectus”), and the related prospectus supplement dated May 10, 2016, filed with the Commission pursuant to Rule 424(b) under the Securities Act (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”).

As to matters of fact relevant to this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the documents described on Exhibit A attached hereto (which is incorporated in this letter by reference). Capitalized terms used but not defined in the body of this letter have the meanings given to such terms on Exhibit A hereto.

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us, the absence of any other extrinsic agreements or documents that might change or affect the interpretation or terms of any document we have reviewed and the due authorization, execution and delivery of all documents by all parties thereto. We have also assumed that any certificates or instruments representing the Shares have been, or will be when issued, properly signed by authorized officers of the Company or their agents.

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than the existing Delaware General Corporation Law and the currently existing laws of the State of New York (collectively, the “Applicable Laws”).

With respect to our opinion expressed in paragraph (1) below as to the valid existence and good standing of the Company under the laws of the State of Delaware, we have relied solely upon the Good Standing Certificate and representations made to us by the Company.

The opinion expressed in paragraph (2) is qualified by, and is subject to, and we render no opinion with respect to, the following limitations and exceptions to the enforceability of the Notes:

(a)	the effect of the laws of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, and other similar laws now or hereinafter in effect relating to or affecting the rights and remedies of creditors;

(b)	the effect of general principles of equity and similar principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, public policy and unconscionability, and the possible unavailability of specific performance, injunctive relief, or other equitable remedies, regardless of whether considered in a proceeding in equity or at law; and

(c)	the effect of laws relating to usury or permissible rates of interest for loans, forbearances or the use of money.

With respect to our opinion expressed in paragraph (3) below, we have assumed that (i) at or prior to the time of issuance of the Shares, the Registration Statement will not have been modified, withdrawn or deregistered and that there will not have occurred any change in law affecting the validity of the issuance of the Shares and (ii) the Notes will remain in full force and effect through the time of issuance of any Shares and will not be amended in any manner that effects the validity of the issuance of, or payment for, any Shares.

With respect to our opinions expressed in paragraph (3) below, we have also assumed that: (a) no change or changes to the number of authorized or outstanding shares of the Company’s Common Stock, to the par value per share of the Common Stock, or to any of the Notes will occur that would (i) cause the conversion price per share of Common Stock under any of the Notes to be less than the par value per share of the Common Stock on any date a share of Common Stock is issued pursuant to any conversion of a Note, or (ii) cause the Company to have insufficient authorized, unissued and unreserved shares of Common Stock available to satisfy in full its obligations to issue all of the Shares under any of the Notes; and (b) if necessary, all required action, resolutions and approvals of the Company’s Board of Directors and stockholders will be timely and validly taken and obtained so that, at each time a Note is converted to acquire Shares, or for the Company’s payment of principal on the Notes using Shares, (i) the number of Shares issuable upon such conversion or payment of principal will not exceed the number of shares of the Company’s Common Stock then authorized under the Company’s Certificate of Incorporation that are not then (A) issued or outstanding or (B) reserved for issuance with respect to any other then outstanding securities (or reserves of securities) of the Company and (ii) the conversion price per share of Common Stock under any of the Notes is not less than the par value per share of the Common Stock on any date a share of Common Stock is issued pursuant to any Note.

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The opinion expressed in paragraph (2) is qualified by, and is subject to, and we render no opinion with respect to, the following limitations and exceptions to the enforceability of the Notes:

(a)	the effect of the laws of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, and other similar laws now or hereinafter in effect relating to or affecting the rights and remedies of creditors;

(b)	the effect of general principles of equity and similar principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, public policy and unconscionability, and the possible unavailability of specific performance, injunctive relief, or other equitable remedies, regardless of whether considered in a proceeding in equity or at law; and

(c)	the effect of laws relating to usury or permissible rates of interest for loans, forbearances or the use of money.

Opinions. Based upon and subject to the foregoing, we are of the following opinion:

(1)	The Company is a corporation validly existing, in good standing, under the laws of the State of Delaware.

(2)	The Notes are validly issued and constitute valid and binding obligations of the Company.

(3)	The Shares will, when delivered in the manner and for the consideration stated in the Registration Statement and the Prospectus and issued in accordance with the terms and conditions of the Notes, be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

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This opinion is intended solely for use in connection with issuance and sale of the Shares subject to the Registration Statement and is not to be relied upon for any other purpose. In providing this letter, we are opining only as to the specific legal issues expressly set forth above, and no opinion shall be inferred as to any other matter or matters. This opinion is rendered on, and speaks only as of, the date of this letter first written above, is based solely on our understanding of facts in existence as of such date and does not address any potential changes in facts, circumstances or law that may occur after the date of this opinion letter. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention, whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

FENWICK & WEST LLP

By:	/s/ David K. Michaels
David K. Michaels, a Partner

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EXHIBIT A

to

Legal Opinion Regarding S-3 Registration Statement

of Amyris, Inc., a Delaware corporation (the “Company”)

Certain Reviewed Documents

Capitalized terms used but not defined in this Exhibit A have the meanings defined for such terms in the Opinion Letter to which this Exhibit A is attached.

1.                  The Registration Statement and the Exhibits filed as a part thereof or incorporated therein by reference;

2.                  The Prospectus;

3.                  The Purchase Agreement and the Form of Note;

4.                  The Company’s Restated Certificate of Incorporation, filed with the Delaware Secretary of State on September 30, 2010, and certified by the Delaware Secretary of State on September 30, 2010, as amended by that certain Certificate of Amendment of the Restated Certificate of Incorporation filed with the Delaware Secretary of State on May 9, 2013 and certified by the Delaware Secretary of State on May 9, 2013, that certain Certificate of Amendment of the above-described Restated Certificate of Incorporation, dated May 12, 2014 and certified by the Delaware Secretary of State on May 12, 2014, and that certain Certificate of Amendment of the above-described Restated Certificate of Incorporation, dated September 18, 2015 and certified by the Delaware Secretary of State on September 18, 2015 (such Restated Certificate of Incorporation of the Company, as so amended, the “Restated Certificate”);

5.                  The Company’s Amended and Restated Bylaws, certified by the Company’s Secretary on November 30, 2015 (the “Bylaws”);

6.                  Corporate proceedings and actions of the Company’s Board of Directors and stockholders with respect to the approval or authorization of the Restated Certificate and the Bylaws, the Purchase Agreement and the Registration Statement that have been provided to us by the Company;

7.                  Records of the outstanding capital stock and other outstanding securities of the Company that the Company has provided to us (including a certificate from the Company’s transfer agent of even date herewith verifying the number of the Company’s issued and outstanding shares of capital stock as of May 9, 2016);

8.                  A Certificate of Good Standing issued by the Delaware Secretary of State dated May 9, 2016, stating that the Company is duly incorporated under the laws of the State of Delaware and is in good standing under the laws of the State of Delaware (the “Good Standing Certificate”); and

9.                  Factual representations and warranties made to us by the Company, including those contained in an Opinion Certificate of the Company dated of even date herewith. We have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.